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                                 ARTHUR ANDERSEN LLP



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-13735 for ITT Hartford Life and Annuity Insurance Company ICMG Registered Variable Life Separate Account One on
Form S-6.



                                                 /s/ Arthur Andersen LLP

Hartford, Connecticut
September 25, 1997